Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE
Dated as of
September 25, 2015
between
FRONTIER COMMUNICATIONS CORPORATION
as Company
and
THE BANK OF NEW YORK MELLON
as Trustee
8.875% SENIOR NOTES DUE 2020

FIRST SUPPLEMENTAL INDENTURE dated as of September 25, 2015 between Frontier Communications Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Trustee executed and delivered an Indenture dated as of September 25, 2015 (the “Base Indenture”) to provide for the issuance of debentures, notes, bonds or other evidences of indebtedness in an unlimited aggregate principal amount to be issued from time to time in one or more series (such Base Indenture, as supplemented and amended by this First Supplemental Indenture, herein referred to as the “Indenture”);

WHEREAS, the Company has duly authorized the issuance of $1,000,000,000 aggregate principal amount of 8.875% Senior Notes due 2020 (the “Notes”);

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture pursuant to Section 14.01 of the Base Indenture to establish the terms and the form of the Notes in accordance with Sections 2.01, 3.01 and 3.03 of the Base Indenture;

WHEREAS, pursuant to Section 14.03 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture and the Company hereby requests that the Trustee join with the Company in the execution of this Supplemental Indenture; and

WHEREAS, all things necessary to make this First Supplemental Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

That, in consideration of the premises and the purchase of the Notes by the Holders thereof for the equal and proportionate benefit of all of the present and future Holders of the Notes, each party agrees and covenants as follows:

ARTICLE I SCOPE AND DEFINITIONS

Section 1.01 Scope.  The changes, modifications and supplements to the Base Indenture effected by this First Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Securities that may be issued under the Base

Indenture unless a supplemental indenture with respect to such other series of Securities specifically incorporates such changes, modifications and supplements.
Section 1.02 Definitions.
(a) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture.

(b) As used herein, the following additional defined terms shall have the following meanings with respect to the Notes only and be equally applicable to both the singular and the plural forms of any of the terms herein defined:

“Additional Notes” has the meaning provided in Section 2.01(c).

“Adjusted Treasury Rate” means, with respect to any Redemption Date:

(1)the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

“Base Indenture” has the meaning provided in the recitals hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes (“Remaining Life”).

“Comparable Treasury Price” means, for any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations the average of all such quotations.

“Escrow Account” has the meaning assigned to such term in the Escrow Agreement.

“Escrow Agent” means MUFG Union Bank, N.A., in its capacity as escrow agent.

“Escrowed Funds” has the meaning assigned to such term in the Escrow Agreement.

“Escrow End Date” means (x) August 6, 2016 or (y) such earlier date as the Company shall notify the Trustee in writing of the Company’s announcement that the Verizon Purchase Agreement has been terminated or that it will not pursue the consummation of the Verizon Acquisition.

“First Supplemental Indenture” means this instrument.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Initial Notes” has the meaning provided in Section 2.01(c).

“Mandatory Redemption” has the meaning provided in Section 2.05.

“Mandatory Redemption Date” has the meaning provided in Section 2.05.

“Mandatory Redemption Notice” has the meaning provided in Section 2.05.

“Notes” has the meaning provided in the recitals hereof.

“Registration Rights Agreement” has the meaning provided in Section 2.06.

“Reference Treasury Dealer” means any of the primary U.S. Government securities dealers in New York City.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Release” means the release of the Escrowed Funds to the Company from the Escrow Account upon satisfaction of the conditions set forth in the Escrow Agreement.

Section 1.03 Rules of Construction. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

(b)References to “Article” or “Section” or other subdivision herein are references to an Article, Section or other subdivision of this First Supplemental Indenture, unless the context otherwise requires.

(c)The words “including” and words of similar import when used in this Indenture shall mean “including, without limitation.”

(d)References to any agreement, instrument, statute or regulation defined or referred to herein or in any instrument establishing the terms of the Notes (or executed in connection therewith) are references to such agreement, instrument, statute or regulation as from time to time amended, modified, supplemented or replaced, including (in the case of agreements or instruments) by waiver or consent and by succession of comparable successor agreements, instruments, statutes or regulations;

(e)“or” is not exclusive; and

(f)“will” shall be interpreted to express a command.

ARTICLE II THE NOTES
Section 2.01 Terms of the Notes. The Notes are hereby created and designated as a separate series of Securities under the Base Indenture. The following terms relate to the Notes:

(a)The Notes shall constitute a separate series of Securities under the Base Indenture having the title “8.875% Senior Notes due 2020.”

(b)The Notes shall be issued at a price of 100% of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

(c)The aggregate principal amount of the Notes (the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $1,000,000,000.  The Company may from time to time, without the consent of the Holders of the Notes, issue additional Notes (in any such case “Additional Notes”) having the same terms and conditions as the Initial Notes in all respects (or in all respects except for the Issue Date, the issue price or the first Interest Payment Date).  Any Additional Notes and the Initial Notes shall constitute a single series under the Indenture, provided that if such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall not have the same CUSIP, ISIN or other identifying number as the Initial Notes.  All references to the “Notes” shall include the Initial Notes and any Additional Notes unless the context otherwise requires.  The aggregate principal amount of each of the Additional Notes shall be unlimited.

(d)The entire outstanding principal of the Notes shall be payable on September 15, 2020.

(e)The rate at which the Notes shall bear interest shall be 8.875% per year.  The date from which interest shall accrue on the Notes shall be September 25, 2015, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Interest Payment Dates  for the Notes shall be March 15 and September 15 of each year, commencing March 15, 2016.  Interest shall be payable on each Interest Payment Date to the Holders of record at the close of business on the March 1 and September 1 prior to each Interest Payment Date.  The basis upon which interest shall be calculated shall be that of a 360-day year comprised of twelve 30-day months.

(f)The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depository for such Global Securities shall be DTC.  The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.  The Notes shall be denominated in U.S. Dollars and shall be issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(g)The Notes may be redeemed at the option of the Company prior to the date of Stated Maturity for payment of principal on the Notes, as provided in Section 2.04.

(h)The Notes will not have the benefit of any sinking fund.

(i)Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(j)The Notes will be senior unsecured obligations of the Company, and will rank:  (i)  equal in right of payment with all of the Company’s existing and future senior Indebtedness,  (ii) effectively junior to all of the Company’s existing and future senior Secured Indebtedness (including Indebtedness under our Senior Credit Facilities) to the extent of the value of the assets securing such Indebtedness, (iii) structurally junior to all existing and future Indebtedness and other liabilities and commitments of the Company’s Subsidiaries (including Trade Payables and Capital Lease Obligations); and (iv) senior in right of payment to the Company’s existing and future Subordinated Indebtedness, if any.

(k)The terms and provisions of Appendix A of the Base Indenture shall apply to the Notes of this series.

Section 2.02 Global Securities.  The Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Notes of this series issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Security Legend thereon and without the Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security will represent such of the outstanding Notes of this series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of this series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of this series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of this series represented thereby will be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof.

Section 2.03 Transfer and Exchange.

The Notes of this series shall be issued in registered form and shall be transferable only upon the surrender of a Note of this series for registration of transfer and in compliance with Appendix A of the Base Indenture.

When Notes of this series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of this series of other denominations, the Registrar will register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes of this series at the Registrar’s request. A Holder of Notes of this series may transfer or exchange Notes of this series only in accordance with the

Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder of Notes of this series, among other things, to furnish appropriate endorsements or transfer documents. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

Prior to due presentment of any Note of this series for registration of transfer, the Company, the Trustee, any agent of the Company or the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note of this series is registered as the absolute owner of such Note for all purposes, including for the purpose of receiving payment of principal of, and any premium and any interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security of this series shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Notes of this series issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as such Notes surrendered upon such transfer or exchange.

Section 2.04 Optional Redemption.
(a) The provisions of Article IV of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes.

(b) The Notes may be redeemed at the Company’s election, in whole or in part, at any time prior to June 15, 2020 (three months prior to the maturity date of the Notes) at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then Outstanding; and
(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

(c) The Notes may be redeemed at the Company’s election, in whole or in part, at any time on or after June 15, 2020 (three months prior to the maturity date of the Notes), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

Section 2.05 Mandatory Redemption. If (a) the Release has not occurred on or prior to the Escrow End Date or (b) if the Company has notified the Trustee in writing of the Company’s -6-

announcement that the Verizon Purchase Agreement has been terminated or that it will not pursue the consummation of the Verizon Acquisition, the Company will redeem all of the Notes (the “Mandatory Redemption”) at the Mandatory Redemption Price. The “Mandatory Redemption Price” will be a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, from September 25, 2015 to, but not including, the Mandatory Redemption Date (as defined below). Notice of the occurrence of a Mandatory Redemption shall be delivered by the Company (a “Mandatory Redemption Notice”) promptly to the Trustee and the Escrow Agent. Concurrently with the delivery of the Mandatory Redemption Notice, the Company shall request the Trustee to, at the Company’s expense, deliver (in accordance with the procedures of the Depository or otherwise by first-class mail to each Holder’s registered address) a notice that a Mandatory Redemption is to occur. Within two Business Days (or such other minimum period as may be required by the Depositary) after the Company’s delivery of a Mandatory Redemption Notice, the Company will effect the Mandatory Redemption (the date of such redemption, the “Mandatory Redemption Date”) in accordance with the Escrow Agreement. For avoidance of doubt, the provisions of Section 4.03 of the Base Indenture relating to the means and timing of delivery of a notice of redemption shall not apply to a Mandatory Redemption.

Notwithstanding anything to the contrary contained in Article XIV of the Base Indenture, the provisions of this Section 2.05 may be waived or modified with the written consent of Holders of at least 90% in principal amount of the Notes Outstanding.

Section 2.06 Registration Rights Agreement.   In addition to the rights set forth under the Indenture and this First Supplemental Indenture, Holders of the Notes will have all the rights set forth in the Registration Rights Agreement, dated as of September 25, 2015, among the Company, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Registration Rights Agreement”), including the right to receive certain Additional Interest upon the occurrence of certain events as set forth in the Registration Rights Agreement.

Section 2.07 Registered Exchange Offer.

(a) Upon the consummation of the Registered Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 3.03 of the Indenture, the Trustee will authenticate one or more Global Securities or Definitive Notes, as directed by the Holders of the Notes to be exchanged, not bearing the restricted notes legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Notes that are Initial Securities tendered for acceptance by a Person other than the Company or an Affiliate thereof in accordance with the Registered Exchange Offer and accepted for exchange in the Registered Exchange Offer, in accordance with Appendix A to the Base Indenture.

(b)All Exchange Securities issued and authenticated in accordance with Section 2.07(a) shall be part of the same series as any Outstanding Notes and shall vote and consent, together with any Outstanding Notes as one class, on all matters that require their vote or consent under the Indenture or this First Supplemental Indenture, except in the case of any matter that affects only the Outstanding Notes or only the Exchange Securities.

ARTICLE III MISCELLANEOUS PROVISIONS

Section 3.01 Confirmation of Indenture.  The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this

First Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument.

Section 3.02 Severability.  If any provision in this First Supplemental Indenture or in the Notes shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions in this First Supplemental Indenture or in the Notes shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 3.03 Conflicts with Base Indenture.  In the event that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the express provisions of the Base Indenture, such provision of the First Supplemental Indenture shall prevail.

Section 3.04 Benefits of Indenture.  Nothing in this First Supplemental Indenture expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or to give to, any Person other than the parties hereto and their successors and the Holders of the Notes any benefit or any right, remedy or claim under or by reason of this First Supplemental Indenture or the Base Indenture or any covenant, condition, stipulation, promise or agreement hereof or thereof, and all covenants, conditions, stipulations, promises and agreements contained herein or therein shall be for the sole and exclusive benefit of the parties hereto and their successors and of the Holders of the Notes.

Section 3.05 Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.    The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or electronic (i.e., “pdf” or “tif”) transmission shall be deemed to be their original signatures for all purposes.

Section 3.06 Governing Law; Waiver of Trial by Jury. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

EACH OF THE PARTIES HERETO, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIRST SUPPLEMENTAL INDENTURE OR THE NOTES.

Section 3.07 Effect of First Supplemental Indenture.  This First Supplemental Indenture is a supplemental indenture within the meaning of Section 2.01 of the Base Indenture, and the Base Indenture shall be read together with this First Supplemental Indenture and shall have the same effect over the Notes of this series, in the same manner as if the provisions of the Base Indenture and this First Supplemental Indenture were contained in the same instrument.

Section 3.08 The Trustee.  The Trustee makes no representations as to the validity, adequacy  or sufficiency of this First Supplemental Indenture or of the Notes.  The recitals and statements herein and in the Notes (except in the Trustee’s certificate of authentication) are deemed to be those of the Company and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

FRONTIER COMMUNICATIONS CORPORATION,

 as Issuer

By:    /s/ John M. Jureller
Name:  John M. Jureller
Title: EVP,  Chief Financial Officer

THE BANK OF NEW YORK MELLON,
as Trustee

By:  /s/  Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President

EXHIBIT A

[FORM OF FACE OF INITIAL NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS, IN THE CASE OF RULE 144A NOTES, ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), OR, IN THE CASE OF REGULATION S NOTES, 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S, ONLY (A) TO THE ISSUER OR ANY

SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (‘‘RULE 144A’’), TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Additional Restricted Notes Legend for Notes Offered in Reliance of Regulation S]

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

FORM OF 8.875% SENIOR NOTES DUE 2020
Frontier Communications Corporation
8.875% Senior Notes Due 2020

PRINCIPAL AMOUNT: $

________________________________

CUSIP:

________________________________

ISIN:

________________________________

No.:

Frontier Communications Corporation, a Delaware corporation (the “Company,” which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of      DOLLARS ($) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interest in the Global Note attached hereto) on September 15, 2020, or on such earlier date as the principal hereof may become due in accordance with the provisions of this Note.

Interest Rate: 8.875% per annum.

Interest Payment Dates: March 15 and September 15 of each year, commencing on March 15, 2016.

Record Dates: March 1 and September 1.

Reference is made to the further provisions of this Note set forth on the reverse hereof.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, Frontier Communications Corporation has caused this Note to be duly executed.

FRONTIER COMMUNICATIONS CORPORATION

By: ______________________________
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:THE BANK OF NEW YORK MELLON,

                                                                                      as Trustee

By: _________________________________
  Authorized Signatory

[FORM OF REVERSE OF INITIAL NOTE]
FRONTIER COMMUNICATIONS CORPORATION
8.875% Senior Notes Due 2020

This Note is one of a duly authorized issue of debt securities of the Company of the series designated as the “8.875% Senior Notes due 2020” (the “Notes”), all issued or to be issued under and pursuant to an Indenture, dated as of September 25, 2015 (the “Base Indenture”), duly executed and delivered by and between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee), as supplemented by the First Supplemental Indenture, dated as of September 25, 2015 (the “First Supplemental Indenture”), duly executed and delivered by and between the Company and the Trustee.  The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.”    Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

1.Interest.  The Company promises to pay interest on the principal amount of this Note at a rate of 8.875% per annum and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement.  The date from which interest shall accrue on the Notes shall be September 25, 2015, or the most recent Interest Payment Date to which interest has been paid or provided for.  The Company will pay interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, beginning March 15, 2016.  In any case in which an Interest Payment Date, Redemption Date, Maturity or other payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day.  Any payment made on such Business Day will have the same force and effect as if made on the date on which the payment is due, and no interest shall accrue for the intervening period.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2.Method of Payment.  The Company shall pay interest and Additional Interest, if any, on the Notes (except Defaulted Interest), if any, to the Persons in whose name such Notes are registered at the close of business on the Record Date referred to on the face of this Note immediately preceding the related Interest Payment Date, even if such Notes are canceled, repurchased or redeemed on or after such Record Date and on or before such Interest Payment Date.  Payment of interest and Additional Interest, if any, on the Notes shall be made, in the currency of the United States of America that at the time is legal tender for payment of public and private debts, at the Corporate Trust Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Paying Agent, by wire transfer to an account designated by the Holder.

3.Paying Agent, Authenticating Agent and Registrar.  Initially, The Bank of New York Mellon will act as Paying Agent, Authenticating Agent and Registrar.  The Company may change or appoint any Paying Agent or Registrar without notice to any Holder.  The Company may act in any such capacity.

4.Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), as in effect on the date the Indenture is qualified.  The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms.  The Notes are unsecured general obligations of the Company and constitute the series designated on the face of this Note as the “8.875% Senior Notes due 2020,” initially limited to $1,000,000,000 in aggregate principal amount.  The Company will furnish to any Holder upon written request and without charge a copy of the Base Indenture, the First Supplemental

Indenture and the Registration Rights Agreement.  Requests may be made to:  Frontier Communications Corporation,  401 Merritt 7,  Norwalk,  Connecticut 06851, Attn: Mark D. Nielsen, Esq.

5.Optional Redemption.

(a) The Notes may be redeemed at the Company’s election, in whole or in part, at any time prior to June 15, 2020 (three months prior to the maturity date of the Notes) at a redemption price equal to the greater of:

(1)	100% of the principal amount of the Notes to be redeemed then Outstanding; and
(2)

as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points;

plus, in either of the above cases, accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

(b) The Notes may be redeemed at the Company’s election, in whole or in part, at any time on or after June 15, 2020 (three months prior to the maturity date of the Notes), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption on the Notes to be redeemed.

6.Mandatory Redemption. If (a) the Release has not occurred on or prior to the Escrow End Date or (b) if the Company has notified the Trustee in writing of the Company’s announcement that the Verizon Purchase Agreement has been terminated or that it will not pursue the consummation of the Verizon Acquisition, the Company will redeem all of the Notes (the “Mandatory Redemption”) at the Mandatory Redemption Price. The “Mandatory Redemption Price” will be a price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, from September 25, 2015 to, but not including, the Mandatory Redemption Date (as defined below). Notice of the occurrence of a Mandatory Redemption shall be delivered by the Company (a “Mandatory Redemption Notice”) promptly to the Trustee and the Escrow Agent. Concurrently with the delivery of the Mandatory Redemption Notice, the Company shall request the Trustee to, at the Company’s expense, deliver (in accordance with the procedures of the Depository or otherwise by first-class mail to each Holder’s registered address) a notice that a Mandatory Redemption is to occur. Within two Business Days (or such other minimum period as may be required by the Depositary) after the Company’s delivery of a Mandatory Redemption Notice, the Company will effect the Mandatory Redemption (the date of such redemption, the “Mandatory Redemption Date”) in accordance with the Escrow Agreement. For avoidance of doubt, the provisions of Section 4.03 of the Base Indenture relating to the means and timing of delivery of a notice of redemption shall not apply to a Mandatory Redemption.

Notwithstanding anything to the contrary contained in Article XIV of the Base Indenture, the provisions of Section 2.05 of the First Supplemental Indenture may be waived or modified with the written consent of Holders of at least 90% in principal amount of the Notes Outstanding.

Other than as set forth in Section 2.05 of the First Supplemental Indenture, the Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

7.Repurchase at the Option of Holder.

(a) If there is a Change of Control Triggering Event, the Company will be required to make a Change of Control Offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date for periods prior to such repurchase date pursuant to Section 6.14 of the Base Indenture. Within 30 days following any Change of Control Triggering Event, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions and identify the ratings decline that together constitute the Change of Control Triggering Event, offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within twenty days of each date on which the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company shall apply the entire aggregate amount of unutilized Excess Proceeds to make an Asset Sale Offer pursuant to Section 6.14 of the Base Indenture to all Holders of Notes and all holders of other Pari Passsu Indebtedness containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes (including any Additional Notes) and purchase or redeem such other Pari Passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness that may be purchased or redeemed with Excess Proceeds thereof plus accrued and unpaid interest thereon to, but not including, the date of consummation of the purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered in response to such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Company shall select such other Pari Passu Indebtedness to be purchased or redeemed on a pro rata basis unless otherwise required by law or applicable stock exchange or depositary requirements. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

8. Notice of Redemption. Notice of redemption will be sent at least 30 days (or, if any Global Notes are outstanding, such shorter period as may be permitted by the eligibility rules of the Depositary) but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed, except that redemption notices may be sent or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

9.Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in the denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed if so required by the Company or the Registrar) at the office of the Registrar or at the office of any transfer agent designated by the Company for such purpose. Also, the Company need not exchange or register the transfer of any Notes (i) for a period beginning at the opening of business 15 days immediately preceding the sending of notice of redemption of Notes selected for redemption and ending at the close of business on the day such notice is sent or (ii) during the period between a record date and the corresponding Interest Payment Date.

10.Registration Rights.  In addition to the rights set forth under the Indenture and the First Supplemental Indenture, Holders of this Security will have all the rights set forth in the Registration Rights Agreement, dated as of September 25, 2015, among the Company, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Registration Rights Agreement”), including the right to receive Additional Interest pursuant to the Registration Rights Agreement.

11.Persons Deemed Owners.  The registered Holder may be treated as its owner for all purposes.

12.Amendments, Supplements and Waivers.  The Indenture and the Notes may be amended or supplemented as provided in the Indenture.  Any consent or waiver by the Holders as provided in the Indenture shall be conclusive and binding upon such Holders and upon all future Holders and holders of any security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Notes.

13.Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 7.01 of the Base Indenture.  Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

14.No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement contained in the Indenture or the Notes, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

15.Authentication.  This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

16.Governing Law.  The Base Indenture, the First Supplemental Indenture and this Note shall be governed by, and construed in accordance with, the laws of the State of New York.

17.CUSIP and ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT

To assign this Security, fill in the form below: I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:Your Signature:

Sign exactly as your name appears on the other side of this Security.

       Signature Guarantee:

       Signature must be guaranteed                                                           Signature

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 6.14 or Section 6.15 of the Base Indenture, check the box below:

◻ Section 6.14◻ Section 6.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 6.14 or Section 6.15 of the Base Indenture, state the amount you elect to have purchased:

$

Date:	Your Signature:	______________________________
(Sign exactly as your name appears on the face of this Note)

	Tax Identification No:	______________________________
(Sign exactly as your name appears on the face of this Note)
______________________________

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $ principal amount of Notes held in definitive form by the undersigned. The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐    (1) to the Company; or

☐    (2) to the Registrar for registration in the name of the Holder, without transfer; or

☐    (3) pursuant to an effective registration statement under the Securities Act of 1933; or

☐    (4) inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or _

☐    (5) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;

or

☐    (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

______________________________________

                     Your Signature

______________________________________

Signature Guarantee:Signature of Signature Guarantee:

Date: ____________________

Signature must be guaranteed by

a participant in a recognized signature

guaranty medallion program or other

signature guarantor acceptable to the

Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _____________________NOTICE: To be executed by an executive officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date
Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Notes Custodian

___________________________

*Insert in Global Notes.